C.H. ROBINSON WORLDWIDE, INC.
SENIOR LEADERSHIP TEAM & CEO
PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
2022 EQUITY INCENTIVE PLAN
C.H. Robinson Worldwide, Inc. (the “Company”) hereby awards to the Participant whose name is set forth below a Performance Stock Unit (“PSU”) Award for the number of PSUs set forth below (the “Award”). It is understood and agreed that the PSUs are granted to the Participant pursuant to the C.H. Robinson Worldwide, Inc. 2022 Equity Incentive Plan (the “Plan”), and the PSUs are subject to and limited by the provisions of the Plan, the terms and conditions herein, and the attached 2024 Performance Stock Unit Award Terms and Conditions (the “Agreement”).
Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement will have the same definitions as in the Plan or the Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant Name
Date of Grant
Target Number of PSUs

Performance Metrics
The actual number of shares of Stock to be delivered pursuant to the Award shall range from zero to two hundred percent (200%) of the Target Number of PSUs based on the achievement of the Cumulative EPS Goal as further described in Exhibit A attached hereto (the “Performance Goal”); provided that the Participant shall not have had a termination of Service prior to the Vesting Date.

Performance Period	[Performance Period(s)]
Vesting Date
Except as otherwise provided in Section 2 of the Agreement, the Award vests as soon as practicable after the end of the Performance Period on the date of certification of the Performance Goal by the Committee as set forth in Exhibit A (the “Vesting Date”). Any PSUs and dividend equivalents accrued thereon that do not become earned at the end of the Performance Period will be forfeited.

Settlement Date
Except as otherwise provided in Section 2(e) of the Agreement, shares of Stock shall be delivered to the Participant in settlement of the number of vested PSUs in a single lump sum distribution as soon as administratively practical after the Vesting Date, but in all events by the date that is 60 days after the Vesting Date.

Additional Terms/Acknowledgments: Participant acknowledges receipt of, and understands and agrees to, this Performance Stock Unit Award Grant Notice, the Agreement, and the Plan. As of the Date of Grant, this Performance Stock Unit Award Grant Notice, the Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award. By accepting this Award, the Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

C.H. ROBINSON WORLDWIDE, INC.	PARTICIPANT:
By:
Title:	Name

ATTACHMENTS:	C.H. Robinson 2024 Performance Stock Unit Award Terms and Conditions 2022 Equity Incentive Plan

C.H. ROBINSON WORLDWIDE, INC.
SENIOR LEADERSHIP TEAM & CEO
2024 PERFORMANCE STOCK UNIT AWARD
TERMS AND CONDITIONS
2022 EQUITY INCENTIVE PLAN
1.GRANT OF THE AWARD. The Company hereby grants to the Participant whose name is set forth in the Performance Stock Unit Award Grant Notice (the “Grant Notice”) as of the Date of Grant set forth in the Grant Notice a number of performance stock units (“PSUs”) as specified in the Grant Notice, and the PSUs will be credited to the Participant’s account maintained by the Company. Each PSU that vests represents the right to receive one share of the Company’s Stock on the Settlement Date of the Award and dividend equivalents accrued thereon. Vesting of PSUs and payment of dividend equivalents accrued thereon will be conditioned upon the satisfaction of the terms and conditions described in the Grant Notice and this Agreement.
2.VESTING.
a.Except as otherwise provided for in this Section, the Award will vest as provided in the Grant Notice. Except as provided in this Section, vesting will cease upon separation from Service prior to the last day of the Performance Period and upon such separation from Service, any portion of the Award which has not vested shall be forfeited.
b.Notwithstanding subsection (a) above, and except as provided in Section 12, in the event of the Participant’s Retirement prior to the Vesting Date, then such Participant’s Award shall not be terminated upon the separation from Service, and Participant will be deemed, for purposes of the vesting of this Award, to remain in Service for two (2) years following the Participant’s Retirement date. For avoidance of doubt, the Participant shall be eligible to vest in all or a portion of the total number of Earned PSUs and dividend equivalents accrued thereon as determined at the end of the Performance Period, as follows:
i.2/3 of Earned PSUs if the Participant's Retirement date is prior to December 31, 2024 or, if earlier, the last business day of 2024; and
ii.100% of Earned PSUs if the Participant's Retirement date is on or after December 31, 2024 or, if earlier, the last business day of 2024.
“Retirement” shall mean the Participant’s voluntary termination of Service on or after the attainment of either:
i.Age 55 and 10 years of Service; or
ii.Age 60 and 5 years of Service.
c.In the event of a Change in Control (as defined in the Plan after giving effect to the final sentence of Section 2(f) of the Plan), the vesting of outstanding PSUs shall be affected as follows:
i.In the event that the Award is not assumed in accordance with Section 12(b)(i) of the Plan, all of the PSUs and dividend equivalents accrued thereon shall be deemed vested as of the date of the Change in Control at the greater of (A) the number of PSUs that would be earned and vest if the date of Change in Control were the end of the Performance Period or (B) the Target Number of PSUs.
ii.In the event that the Award is assumed in accordance with Section 12(b)(i) of the Plan, the PSUs and dividend equivalents accrued thereon (A) shall be deemed to be Earned PSUs at the greater of (1) the number of PSUs that would be earned and vest if the date of Change in Control were the end of the Performance Period or (2) the Target Number of PSUs, and (B) shall be subject to an additional service-based vesting requirement with the number of Earned PSUs vesting in full at the end of the Performance Period provided that the Participant continues to provide Service through that date. Except as provided in subsection 2(d), vesting will cease upon the Participant’s separation from Service prior to the last day of the Performance Period and upon such event, the Award, including any dividend equivalents accrued thereon, shall be forfeited. Notwithstanding subsection 2(d), in the event of the Participant’s death or Disability following a Change in Control, the Earned PSUs and dividend equivalents accrued thereon shall be fully vested upon the date of death or Disability.
iii.In the event that the Award is assumed in accordance with Section 12(b)(i) of the Plan and within 12 months following the date of the Change in Control the Participant’s Service is terminated without Cause by the Company or an Affiliate or the Participant separates from Service for Good Reason (a “CIC Termination”), the Award will vest on the date of the Participant’s separation from service at the greater of (A) the number of PSUs that would be earned and vest if the date of Change in Control were the end of the Performance Period or (B) the Target Number of PSUs.
d.In the event the Participant dies or is determined to be subject to a Disability, vesting of outstanding PSUs and dividend equivalents accrued thereon shall be accelerated in full to vest at the Target Number of PSUs.
e.In the event the Participant dies following a separation from Service, shares shall be delivered in settlement of any vested RSUs and cash shall be paid for any vested dividend equivalents as soon as administratively practical, but in all events by the last day of the year following the date of the Participant’s death.
3.NON-TRANSFERABILITY. PSUs may not be sold, exchanged, assigned, transferred, discounted, pledged or otherwise disposed of at any time prior to delivery of the settlement shares as described herein.
4.DIVIDEND EQUIVALENTS. The Participant will be credited with dividend equivalents on the PSUs, when and if dividends are declared by the Company’s Board on the Company’s Stock, in an amount of cash per PSU equal to the per share dividend amount payable to the common stockholders of the Company, provided that any dividend equivalents shall only vest if and to the extent that the underlying PSUs are earned and vest. Dividend equivalents accrued on the number of PSUs earned on the Vesting Date shall be paid on the next occurring payroll date after the Vesting Date. Dividend equivalents accrued on Earned PSUs after the Vesting Date but before the Settlement Date shall be paid on the next occurring payroll date after the corresponding dividend payment date for the Company’s Stock. Dividend equivalents attributable to the PSUs shall be subject to the same restrictions on transferability as the shares of Company Stock with respect to which they are to be paid, and if any such PSUs are forfeited, the right to receive payments for such dividend equivalents related to such forfeited PSUs shall also be forfeited. Payments of dividend equivalents accrued before delivery of shares in settlement of PSUs will be paid through the Company’s payroll process and treated as compensation income for tax purposes and will be subject to income and payroll tax withholding by the Company.
5.WITHHOLDING OBLIGATIONS. The Company or any Affiliate will withhold sums required to satisfy the applicable federal, state, local, and foreign tax laws or regulations, at the time that shares are delivered to a Participant in settlement of the Award (the “Withholding Taxes”). Specifically, the Company or an Affiliate shall satisfy all or any portion of the Withholding Taxes relating to the Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to the Participant by the Company or an Affiliate; or (ii) withholding shares of Stock from the shares of Stock issued or otherwise issuable to the Participant in connection with the vesting of the Award a number of shares of Stock with a Fair Market Value (measured as of the date shares of Stock are issued to the Participant) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Stock so withheld will not exceed the amount necessary to satisfy the Participant’s maximum tax withholding obligations for federal, state, local, and foreign tax purposes, including payroll taxes.
6.AWARD NOT A SERVICE CONTRACT. The Participant acknowledges that: (i) the Company is not by the Plan, this Award or this Agreement obligated to continue the Participant as an Employee, director or consultant of the Company or an Affiliate; (ii) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (iii) the grant of this Award is a one-time benefit which does not create any contractual or other right to receive any other award under the Plan, or benefits in lieu of awards or any other benefits in the future; (iv) the Participant’s participation in the Plan is voluntary and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions, and purchase price, if any; (v) the value of this Award is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vi) the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments.
7.ADJUSTMENTS. If there shall be any change in the Company’s Stock through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split, or other change in the corporate structure of the Company, appropriate adjustments shall be made in the number of PSUs that are vested or unvested under the Award as contemplated by Section 12(a) of the Plan.
8.GOVERNING LAW. This shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.
9.SEVERABILITY. If all or any part of the Grant Notice, the Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of the Grant Notice, the Agreement, or the Plan not declared to be unlawful or invalid. Any Section of the Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
10.AMENDMENT. The Committee may unilaterally amend the Agreement; provided, however, no such amendment may materially impair the rights of the Participant under this Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law, stock exchange rules, or any compensation recovery policy as provided in Section 12 of the Award or Section 18(i)(2) of the Plan.
11.COMPLIANCE WITH CODE SECTION 409A. It is intended that any amounts payable or benefits provided under this Agreement shall be exempt from or comply with Code Section 409A so as not to subject Participant to payment of any additional tax, penalty, or interest imposed under Code Section 409A and any ambiguities herein shall be interpreted to so comply. Neither the Company nor any of its Affiliates, however, makes any representation regarding the tax consequences of this Award.
12.COMPENSATION FORFEITURE.
a.Notwithstanding any other provision of this Agreement to the contrary, the Award (and any compensation paid, or shares issued under the Award) is subject to recoupment in accordance with (a) the terms of the Company’s Required Compensation Recovery Policy as such policy may be in effect from time to time; (b) any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder (Listing Standards for Recovery of Erroneously Awarded Compensation, 87 Fed. Reg. 73076-73142), and any listing rules or other rules and regulations implementing the foregoing, (c) any other incentive compensation recoupment policy or agreement; or (d) as otherwise required by law or listing rules (the “Policies”). This Agreement will be automatically unilaterally amended to comply with any such Policy. The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policies or any similar policy established by the Company that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback, or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policies, any similar policy (as applicable to the Participant), or applicable law without further consent or action being required by the Participant.
b.in the event the Participant embezzles or misappropriates Company funds or property at any time, or has been determined by the Company to have failed to comply with the terms and conditions of any of the following agreements which the Participant may have executed in favor of the Company: (i) Confidentiality and Protection of Business Agreement, (ii) Data Security Agreement, (iii) Non-Solicitation and Confidentiality Agreement and Assignment of Inventions, or (iv) any other agreement containing post-employment restrictions, then to the extent that such Participant was legally required to comply with such an agreement, the Participant’s entire Award and dividend equivalents accrued thereon will be automatically forfeited, whether vested or unvested, and the Participant will retain no rights with respect to such PSUs and dividend equivalents accrued thereon.